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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Southern Pacific Funding Corporation:

  We consent to the use of our report dated January 23, 1997 included herein and to the references to our firm under the headings "Selected Consolidated Financial and Other Data", and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Portland, Oregon
September 16, 1997